Exhibit 99.1

COVANTA HOLDING CORPORATION REPORTS
2014 THIRD QUARTER RESULTS

REAFFIRMS 2014 GUIDANCE RANGES FOR ALL METRICS

MORRISTOWN, NJ, October 22, 2014 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a leading global owner and operator of Energy-from-Waste ("EfW") projects, reported financial results today for the three and nine months ended September 30, 2014.

Three Months Ended September 30,
	2014	2013
Continuing Operations	(Unaudited, $ in millions, except per share amounts)
Revenue	$ 414	$ 425
Net Income from Continuing Operations	$ 6	$ 28
Adjusted EBITDA	$ 135	$ 157
Free Cash Flow	$ 104	$ 162
Adjusted EPS	$ 0.26	$ 0.28

Q3 2014 Highlights:

•	Record quarter for metals and special waste revenue

•	Dublin EfW facility under construction

•	Dividend increased to $1.00 per share, annualized

Commenting on Covanta’s third quarter performance and 2014 outlook, Anthony Orlando, Covanta’s President and CEO stated, “The business is running well and we’re executing our organic growth initiatives as demonstrated by our best ever quarterly revenue for both metal recovery and special waste. We’re also making good progress in adding new business, with two contracts coming online soon and construction of the Dublin project now underway.”

Third Quarter Results - From Continuing Operations
Total revenues decreased by $11 million to $414 million for the three months ended September 30, 2014. Growth in North America EfW same-store revenue was more than offset by less construction revenue as a result of the Durham-York EfW project nearing completion.

North America EfW revenue increased by $9 million on a same store basis as follows:

•	waste and service revenues decreased by $1 million;

•	energy revenues increased by $4 million, driven by higher production; and

•	recycled metals revenues increased by $7 million, primarily as a result of prior investments to increase the quality and quantity of metal recovered and higher market prices.

Also within North America EfW revenue, contract transitions, including the mark-to-market impact of the expiration of energy contracts and lower debt service revenues, resulted in a decline of $7 million.

Other operating revenues decreased by $18 million primarily due to lower construction revenue, while non-EfW waste and services revenues increased by $5 million primarily due to transfer stations acquired in the fourth quarter of 2013.

Excluding write-offs (1), operating expenses increased by $16 million to $348 million for the quarter. The year-over-year increase was primarily due to:

•
$18 million increase in plant operating expenses resulting from a $7 million increase in EfW same store plant operating expenses, primarily related to the timing of scheduled maintenance, an $11 million increase of non-EfW plant operating expenses primarily related to additional expenses from transfer stations acquired in the fourth quarter of 2013 and other expenses;

•
$8 million decrease in other operating expenses due to lower construction expense ($14 million), partially offset by insurance recoveries ($4 million) and a gain related to a contract amendment ($3 million) in the third quarter of 2013; and

•	$6 million increase in general and administrative expenses primarily due to higher non-cash stock compensation and expenses incurred related to our cost saving initiatives.

Excluding write-offs (1), operating income declined by $27 million to $66 million in the three months ended September 30, 2014, due to the revenue and expense items noted above.

Adjusted EBITDA declined by $22 million to $135 million in the quarter due to contract transitions (primarily reduction in debt service billings), timing of scheduled plant maintenance, lower construction profit and events that occurred in 2013 that did not repeat in 2014 (insurance recoveries and a gain related to a contract amendment).
Free Cash Flow declined by $58 million to $104 million, primarily as a result of lower Adjusted EBITDA and working capital. Free Cash Flow excluding construction working capital increased $1 million to $115 million.

Adjusted EPS declined by $0.02 to $0.26.

Year-to-Date Results
For the nine months ended September 30, 2014 compared to the same period last year:

•	Total revenues increased $39 million (3%) to $1,247 million;

•	Free Cash Flow decreased $26 million to $186 million;

•	Free Cash Flow excluding construction working capital increased $33 million to $226 million;

•	Adjusted EBITDA increased by $1 million to $343 million; and

•	Adjusted EPS increased by $0.09 to $0.29.

Dividend
During the third quarter, Covanta declared a quarterly cash dividend of $0.25 per share, increasing the annualized rate to $1.00 per share.

(1)	Q3 2014 and Q3 2013 include net write-offs of $48 million and $12 million, respectively. For additional information, see Exhibit 4A - Note (a) of this press release.

2014 Guidance
The Company is reaffirming guidance for 2014 for the following key metrics:

Continuing Operations
(In millions, except per share amounts)

Metric	2013 Actual	2014 Guidance Range
Adjusted EBITDA	$ 494	$ 470 - $ 500
Free Cash Flow	$ 245	$ 170 - $ 210
Excluding Construction Working Capital	$ 251	$ 215 - $ 245
Adjusted EPS	$ 0.38	$ 0.35 - $ 0.50

Commenting on Covanta’s reaffirmed guidance ranges, Brad Helgeson, Covanta’s CFO stated, “Relative to our expectations at the beginning of the year, we have benefitted from higher energy and metals prices, as well as slightly lower maintenance expense. However, we incurred higher costs than expected in a few areas, including fuel use and construction. Overall we expect full year results to finish near the middle of our ranges.”

Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Thursday, October 23, 2014 to discuss its third quarter results. The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate, please dial 800-860-2442 approximately 10 minutes prior to the scheduled start of the call. If calling from Canada, please dial 866-605-3852. If calling outside of the United States and Canada, please dial 412-858-4600. Please request the "Covanta Holding Corporation call" when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company's website. A presentation will be made available during the call and will be found on the Investor Relations section of the Covanta website at www.covanta.com.

A replay will be available one hour after the end of the conference call through 9:00 AM (Eastern) Thursday, October 30, 2014. To access the replay, please dial 877-344-7529, or from outside of the United States 412-317-0088 and use the replay conference ID number 10053540. The webcast will also be archived on www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. The Company's 45 Energy-from-Waste facilities provide communities and businesses around the world with environmentally sound solid waste disposal by using waste to generate clean, renewable energy. Annually, Covanta's modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into clean, renewable electricity to power one million homes and recycle over 480,000 tons of metal. Energy-from-Waste facilities reduce greenhouse gases, complement recycling and are a critical component to sustainable solid waste management. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements at the end of the Exhibits.

Investor Contacts
Alan Katz
1.862.345.5456

IR@covanta.com

Media Contact
James Regan
1.862.345.5216

Covanta Holding Corporation	Exhibit 1
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited) (In millions, except per share amounts)
Operating revenues
Waste and service revenues	$252	$255	$760	$742
Recycled metals revenues	26	19	72	52
Energy revenues	120	117	350	322
Other operating revenues	16	34	65	92
Total operating revenues	414	425	1,247	1,208
Operating expenses
Plant operating expenses	248	230	798	760
Other operating expenses	19	27	66	69
General and administrative expenses	26	20	73	62
Depreciation and amortization expense	52	52	158	157
Net interest expense on project debt	3	3	8	10
Net write-offs (a)	48	12	64	16
Total operating expenses	396	344	1,167	1,074
Operating income	18	81	80	134
Other expenses
Interest expense	(30)	(30)	(92)	(88)
Non-cash convertible debt related expense	—	(7)	(13)	(21)
Loss on extinguishment of debt (b)	—	—	(2)	(1)
Total other expenses	(30)	(37)	(107)	(110)
(Loss) income from continuing operations before income tax benefit (expense) and equity in net income from unconsolidated investments	(12)	44	(27)	24
Income tax benefit (expense)	16	(20)	20	(11)
Equity in net income from unconsolidated investments	2	4	5	4
Income (loss) from continuing operations	6	28	(2)	17
Loss from discontinued operations, net of income tax expense of $0, $0, $0 and $1, respectively	—	—	—	(53)
Net Income (Loss)	6	28	(2)	(36)
Less: Net loss from continuing operations attributable to noncontrolling interests in subsidiaries	—	—	—	1
Net Income (Loss) Attributable to Covanta Holding Corporation	$6	$28	$(2)	$(35)

Covanta Holding Corporation
Condensed Consolidated Statements of Operations (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited) (In millions, except per share amounts)
Amounts Attributable to Covanta Holding Corporation stockholders:
Continuing operations	$6	$28	$(2)	$18
Discontinued operations	—	—	—	(53)
Net Income (Loss) Attributable to Covanta Holding Corporation	$6	$28	$(2)	$(35)

Net Income (Loss) Per Share Attributable to Covanta Holding Corporation stockholders:
Basic
Continuing operations	$0.05	$0.22	$(0.02)	$0.14
Discontinued operations	—	—	—	(0.41)
Covanta Holding Corporation	$0.05	$0.22	$(0.02)	$(0.27)
Weighted Average Shares	130	129	130	129

Diluted
Continuing operations	$0.05	$0.22	$(0.02)	$0.14
Discontinued operations	—	—	—	(0.41)
Covanta Holding Corporation	$0.05	$0.22	$(0.02)	$(0.27)
Weighted Average Shares	131	130	130	130

Cash Dividend Declared Per Share:	$0.25	$0.165	$0.61	$0.495

Supplemental Information - Non-GAAP
Adjusted EPS (c)	$0.26	$0.28	$0.29	$0.20

(a) For additional information, see Exhibit 4B of this Press Release.
(b) For additional information, see Exhibit 7 - Note (e) of this Press Release.
(c) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 2
Condensed Consolidated Balance Sheets

	As of
	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$87	$195
Restricted funds held in trust	68	41
Receivables (less allowances of $6 and $4, respectively)	282	264
Unbilled service receivables	9	16
Deferred income taxes	39	25
Note Hedge (a)	—	78
Prepaid expenses and other current assets	102	100
Assets held for sale	52	71
Total Current Assets	639	790
Property, plant and equipment, net	2,621	2,636
Restricted funds held in trust	161	126
Unbilled service receivables	9	13
Waste, service and energy contract intangibles, net	324	364
Other intangible assets, net	18	20
Goodwill	302	249
Investments in investees and joint ventures	42	47
Other assets	171	133
Total Assets	$4,287	$4,378
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt (a)	$4	$528
Current portion of project debt (a)	39	55
Accounts payable	43	24
Accrued expenses and other current liabilities	264	250
Liabilities held for sale	45	49
Total Current Liabilities	395	906
Long-term debt (a)	1,989	1,557
Project debt (a)	226	181
Deferred income taxes	768	722
Waste, service and other contract intangibles, net	22	30
Other liabilities	79	71
Total Liabilities	3,479	3,467
Equity:
Covanta Holding Corporation stockholders' equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 and 136 shares, respectively; outstanding 131 and 130 shares, respectively)	14	14
Additional paid-in capital	789	790
Accumulated other comprehensive loss	(20)	(2)
Accumulated earnings	24	106
Treasury stock, at par	(1)	(1)
Total Covanta Holding Corporation stockholders equity	806	907
Noncontrolling interests in subsidiaries	2	4
Total Equity	808	911
Total Liabilities and Equity	$4,287	$4,378

(a) For additional information, see Exhibit 7 of this Press Release.

Covanta Holding Corporation	Exhibit 3
Condensed Consolidated Statements of Cash Flow

	Nine months ended September 30,
	2014	2013
	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net loss	$(2)	$(36)
Less: Loss from discontinued operations, net of tax expense	—	(53)
(Loss) income from continuing operations	(2)	17
Adjustments to reconcile net (loss) income from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization expense	158	157
Net write-offs (a)	64	16
Pension plan settlement gain	—	(6)
Loss on extinguishment of debt	2	1
Non-cash convertible debt related expense	13	21
Stock-based compensation expense	15	12
Deferred income taxes	(13)	8
Other, net	12	(2)
Change in restricted funds held in trust	14	17
Change in working capital, net of effects of acquisitions	1	34
Net cash provided by operating activities from continuing operations	264	275
Net cash provided by (used in) operating activities from discontinued operations	1	(8)
Net cash provided by operating activities	265	267
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(152)	(140)
Change in restricted funds held in trust (b)	(20)	—
Acquisition of business, net of cash acquired	(13)	(49)
Acquisition of noncontrolling interest in subsidiary	(12)	(14)
Property insurance proceeds	—	4
Other, net	(4)	(11)
Net cash used in investing activities from continuing operations	(201)	(210)
Net cash provided by investing activities from discontinued operations	—	—
Net cash used in investing activities	(201)	(210)
FINANCING ACTIVITIES: (b)
Proceeds from borrowings on long-term debt	412	22
Payment of deferred financing costs	(36)	(1)
Principal payments on long-term debt	(557)	(2)
Payments related to Cash Conversion Option	(83)	—
Proceeds from settlement of Note Hedge	83	—
Principal payments on project debt	(33)	(53)
Payments of borrowings on revolving credit facility	(361)	(396)
Proceeds from borrowings on revolving credit facility	431	462
Proceeds from borrowings on project debt	63	—
Proceeds from equipment financing capital leases	47	—
Change in restricted funds held in trust	(57)	3
Cash dividends paid to stockholders	(69)	(45)
Common stock repurchased	—	(34)
Other, net	(7)	(18)
Net cash used in financing activities from continuing operations	(167)	(62)
Net cash (used in) provided by financing activities from discontinued operations	(2)	10
Net cash used in financing activities	(169)	(52)
Effect of exchange rate changes on cash and cash equivalents	(3)	1
Net (decrease) increase in cash and cash equivalents	(108)	6
Cash and cash equivalents at beginning of period	200	246
Cash and cash equivalents at end of period	92	252
Less: Cash and cash equivalents of assets held for sale and discontinued operations at end of period	5	10
Cash and cash equivalents of continuing operations at end of period	$87	$242

(a) For additional information, see Exhibit 4B of this Press Release.
(b) See Exhibit 7 of this Press Release.

Covanta Holding Corporation	Exhibit 4
Reconciliation of Diluted Income (Loss) Per Share to Adjusted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,		Full Year Estimated 2014
	2014	2013	2014	2013
	(Unaudited)
Continuing Operations - Diluted Income (Loss) Per Share	$0.05	$0.22	$(0.02)	$0.14	$0.04 - $0.19
Reconciling Items (a)	0.21	0.06	0.31	0.06	0.31
Adjusted EPS	$0.26	$0.28	$0.29	$0.20	$0.35 - $0.50

(a) For details related to the Reconciling Items, see Exhibit 4A of this Press Release.

Covanta Holding Corporation	Exhibit 4A
Reconciling Items

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited) (In millions, except per share amounts)
Reconciling Items
Operating loss related to insurance subsidiaries	$—	$—	$1	$1
Net write-offs (a)	48	12	64	16
Severance and reorganization costs (b)	3	—	6	—
Pension plan settlement gain	—	—	—	(6)
Loss on extinguishment of debt (c)	—	—	2	1
Other	1	1	1	1
Total Reconciling Items, pre-tax	52	13	74	13
Pro forma income tax impact	(23)	(5)	(34)	(5)
Total Reconciling Items, net of tax	$29	$8	$40	$8
Diluted Income Per Share Impact	$0.21	$0.06	$0.31	$0.06
Weighted Average Diluted Shares Outstanding	131	130	130	130

(a) For additional detail on the components of Net write-offs, see Exhibit 4B of this Press Release.
(b) Includes certain costs incurred in connection with costs savings initiatives.
(c) For additional information, see Exhibit 7 - Note (e) of this Press Release.

Covanta Holding Corporation	Exhibit 4B
Net Write-Offs

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited) (In millions, except per share amounts)
Net Write-Offs
Write-down of Hudson Valley EFW facility contract intangible (a)	$—	$—	$9	$—
Write-down of Abington transfer station contract intangible (b)	—	—	7	—
Write-down of insurance business (c)	14	—	14	—
Write-down of California biomass facilities (d)	34	—	34	—
Write-down of Wallingford EfW facility assets(e)	—	9	—	9
Write-down of equity investment in biomass facility (f)	—	3	—	3
Write-off of loan issued for the Harrisburg EfW facility (g)	—	—	—	4
Total net write-offs	$48	$12	$64	$16

(a) The service contract to operate the Hudson Valley EfW facility expired on June 30, 2014. During the nine months ended September 30, 2014, we recorded a $9 million non-cash write-down of the intangible asset associated with the contract we assumed in a 2009 acquisition.

(b) The service contract for the Abington transfer station will expire at December 31, 2014. During the nine months ended September 30, 2014, we recorded a $7 million non-cash write-down of the intangible asset associated with this contract we assumed in a 2009 acquisition.

(c) During the three months ended September 30, 2014, we entered into an agreement to sell our insurance business, subject to regulatory approval. We recorded a non-cash write-down of $14 million comprised of the write-down of the carrying amount in excess of the realizable fair value of $12 million, plus $2 million in disposal costs.

(d) During the three and nine months ended September 30, 2014, we recorded a non-cash write-down of $34 million resulting from an impairment charge related to our California biomass facility assets.
(e) During the three and nine months ended September 30, 2013, we recorded a non-cash write-down of $9 million resulting from an impairment charge related to our Wallingford EfW facility assets.
(f) During the three and nine months ended September 30, 2013, we recorded a non-cash write-down of $3 million related to our 55% equity investment in the Pacific Ultrapower Chinese Station biomass facility.

(g) During the nine months ended September 30, 2013, we recorded a non-cash write-off of $4 million associated with funds advanced for certain improvements related to the Harrisburg EfW facility.

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,		Full Year Estimated 2014
	2014	2013	2014	2013
	(Unaudited, in millions)
Net Income (Loss) from Continuing Operations Attributable to Covanta Holding Corporation	$6	$28	$(2)	$18	$5 - $25

Operating loss related to insurance subsidiaries	—	—	1	1	1

Depreciation and amortization expense	52	52	158	157	217 - 207

Debt service:
Net interest expense on project debt	3	3	8	10
Interest expense	30	30	92	88
Non-cash convertible debt related expense	—	7	13	21
Subtotal debt service	33	40	113	119	152 - 136

Income tax (benefit) expense	(16)	20	(20)	11	5 - 25

Net write-offs (a)	48	12	64	16	64

Pension plan settlement gain	—	—	—	(6)

Loss on extinguishment of debt (b)	—	—	2	1	2

Net loss attributable to noncontrolling interests in subsidiaries	—	—	—	(1)	0 - 2

Other adjustments:
Debt service billings in excess of revenue recognized	(1)	1	1	9
Severance and reorganization costs (c)	3	—	6	—
Non-cash compensation expense	7	3	15	12
Other non-cash items (d)	3	1	5	5
Subtotal other adjustments	12	5	27	26	24 - 38
Total adjustments	129	129	345	324
Adjusted EBITDA	$135	$157	$343	$342	$470 - $500

(a) For additional information, see Exhibit 4B of this Press Release.
(b) For additional information, see Exhibit 7 - Note (e) of this Press Release.
(c) Includes certain costs incurred in connection with costs savings initiatives.
(d) Includes certain non-cash items that are added back under the definition of Adjusted EBITDA in Covanta Energy Corporation's credit agreement.

Covanta Holding Corporation	Exhibit 6
Consolidated Reconciliation of Cash Flow Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,		Full Year Estimated 2014
	2014	2013	2014	2013
	(Unaudited, in millions)
Cash flow provided by operating activities from continuing operations	$121	$171	$264	$275	$275 - $325

Cash flow used in operating activities from insurance subsidiaries	—	1	—	4	0

Debt service	33	40	113	119	152 - 136

Change in working capital	(9)	(51)	(1)	(34)
Change in restricted funds held in trust	(13)	(9)	(14)	(17)
Non-cash convertible debt related expense	—	(7)	(13)	(21)
Equity in net income from unconsolidated investments	2	4	5	4
Dividends from unconsolidated investments	—	(1)	(10)	(7)
Current tax provision	(2)	6	(7)	3
Other	3	3	6	16
Sub-total	(19)	(55)	(34)	(56)	43 - 39
Adjusted EBITDA	$135	$157	$343	$342	$470 - $500

Covanta Holding Corporation	Exhibit 7
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,		Full Year Estimated 2014
	2014	2013	2014	2013
	(Unaudited, in millions)
Cash flow provided by operating activities from continuing operations	$121	$171	$264	$275	$275 - $325
Plus: Cash flow used in operating activities from insurance subsidiaries	—	1	—	4	0
Less: Maintenance capital expenditures (a)	(17)	(10)	(78)	(67)	(105) - (115)
Free Cash Flow	$104	$162	$186	$212	$170 - $210
Construction working capital (decrease) increase	(11)	48	(40)	19	(45) - (35)
Free Cash Flow Excluding Construction Working Capital	$115	$114	$226	$193	$215 - $245

Weighted Average Diluted Shares Outstanding	131	130	130	130

Uses of Free Cash Flow
Investments:
Acquisition of business, net of cash acquired	$(13)	$(49)	$(13)	$(49)
Property insurance proceeds	—	4	—	4
Non-maintenance capital expenditures	(20)	(33)	(74)	(73)
Change in restricted funds held in trust for project development	(20)	—	(20)	—
Other growth investments (b)	(17)	(3)	(17)	(3)
Other investing activities, net (c)	—	6	1	(22)
Total investments	$(70)	$(75)	$(123)	$(143)

Return of capital to stockholders:
Cash dividends paid to stockholders	$(24)	$(23)	$(69)	$(45)
Common stock repurchased	—	—	—	(34)
Total return of capital to stockholders	$(24)	$(23)	$(69)	$(79)

Capital raising activities:
Net proceeds from issuance of corporate debt (d) (e)	$12	$21	$405	$21
Net proceeds from issuance of project debt (f)	—	—	—	—
Net proceeds from equipment capital leases (g)	47	—	47	—
Other financing activities, net	(12)	1	(7)	(17)
Net proceeds from capital raising activities	$47	$22	$445	$4

Debt repayments:
Net cash used for scheduled principal payments on corporate debt (e)	$(1)	$—	$(462)	$(2)
Payments related to Cash Conversion Option (h)	—	—	(83)	—
Proceeds from the settlement of Note Hedge (h)	—	—	83	—
Net cash used for scheduled principal payments on project debt (i)	(10)	(18)	(27)	(50)
Voluntary prepayment of corporate debt (e)	—	—	(95)	—
Fees incurred for debt refinancing	(26)	—	(29)	(1)
Total debt repayments	$(37)	$(18)	$(613)	$(53)
Borrowing activities - Revolving credit facility, net(e)	$(100)	$(20)	$70	$66
Effect of exchange rate changes on cash and cash equivalents	$(2)	$1	$(3)	$1
Net change in cash and cash equivalents	$(82)	$49	$(107)	$8

(a)  Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Maintenance capital expenditures	$(17)	$(10)	$(78)	$(67)

Capital expenditures associated with organic growth initiatives	(13)	(24)	(29)	(61)
Capital expenditures associated with the New York City contract	(7)	(9)	(45)	(12)
Total capital expenditures associated with organic growth investments and New York City contract	(20)	(33)	(74)	(73)

Total purchases of property, plant and equipment	$(37)	$(43)	$(152)	$(140)

(b)  Growth investments include investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures. Organic growth investments include investments primarily in our TARTECH joint venture.

Capital expenditures associated with organic growth initiatives	$(13)	$(24)	$(29)	$(61)
Capital expenditures associated with the New York City contract	(7)	(9)	(45)	(12)
Other organic growth investments	(1)	(3)	(1)	(3)
Acquisition of business, net of cash acquired	(13)	(49)	(13)	(49)
Investments in connection with the Dublin Waste-to-Energy facility	(16)	—	(16)	—
Total growth investments	$(50)	$(85)	$(104)	$(125)

(c) Other investing activities includes net payments from the purchase/sale of investment securities.

(d) Excludes borrowings under Revolving Credit Facility. Calculated as follows:

Proceeds from borrowings on long-term debt (e)	$12	$22	$412	$22
Less: Financing costs related to issuance of long-term debt (e)	—	(1)	(7)	(1)
Net proceeds from issuance of corporate debt (e)	$12	$21	$405	$21

(e) During the first quarter in 2014, we completed the following financing transactions:
• We issued $400 million aggregate principal amount 5.875% senior notes due 2024. The proceeds of the Notes were used for general corporate purposes including to repay, at maturity, the 3.25% Cash Convertible Notes due June 1, 2014.

• We amended our credit facilities. The amendment: (i) raised the revolving credit facility maximum available credit by a $100 million to $1.0 billion; (ii) extended the maturity of the revolving credit facility by two additional years through March 2019; and (iii) reduced the interest rate on the term loan by 25 basis points.

• We made a voluntary prepayment on the term loan of $95 million, consisting of principal and accrued interest.
As a result of these transactions, we recognized a loss on extinguishment of debt of approximately $2 million, pre-tax, consisting of the write-off of deferred financing costs and discounts related to the pre-amended credit facilities. We incurred $10 million in costs related to these transactions which have been paid as of September 30, 2014.

(f) During the third quarter in 2014, we received proceeds from a Junior Term Loan related to our Dublin project.

Proceeds from borrowings on project debt	$63	$—	$63	$—
Less: Funding into escrow	(63)	—	(63)	—
Net proceeds from issuance of project debt	$—	$—	$—	$—

(g) During the third quarter in 2014, we financed $47 million for equipment related to our New York City contract.
(h) The $460 million of 3.25% Cash Convertible Senior Notes matured on June 1, 2014. Upon maturity, we were required to pay $83 million to satisfy the obligation under the Cash Conversion Option in addition to the principal amount of the 3.25% Notes. We cash-settled the Note Hedge for $83 million effectively offsetting our liability under the Cash Conversion Option.

(i) Calculated as follows:

Total scheduled principal payments on project debt	$(15)	$(24)	$(33)	$(53)
Decrease in related restricted funds held in trust	5	6	6	3
Net cash used for principal payments on project debt	$(10)	$(18)	$(27)	$(50)

Covanta Holding Corporation					Exhibit 8A
Supplemental Information on Operations (a)
(Unaudited, $ in millions)
	Three Months Ended September 30, 2014
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and Service:
Waste Processing & Handling	$228	$15	$243	$—	$243
Debt Service	5	—	5	—	5
Other Revenues	—	4	4	—	4
Total Waste and Service	233	19	252	—	252
Recycled Metals:
Ferrous	18	—	18	—	18
Non-Ferrous	8	—	8	—	8
Total Recycled Metals	26	—	26	—	26
Energy:
Energy Sales	80	15	95	10	105
Capacity	9	6	15	—	15
Total Energy Revenue	89	21	110	10	120
Other Revenue	—	15	15	1	16
Total Revenue	$348	$55	$403	$11	$414

Operating Expenses:
Plant Operating Expenses:
Plant Maintenance	41	5	46	—	46
Other Plant Operating Expenses	147	47	194	8	202
Total Plant Operating Expenses	188	52	240	8	248
Other Operating Expenses	—	18	18	1	19
General and Administrative	—	24	24	2	26
Depreciation and Amortization	46	6	52	—	52
Net Interest Expense on Project Debt	2	—	2	1	3
Net Write-offs	—	34	34	14	48
Total Operating Expenses	$236	$134	$370	$26	$396

Operating Income (Loss)	$112	$(79)	$33	$(15)	$18

Plus: Net write-offs	—	34	34	14	48
Operating Income (Loss) excluding Net Write-offs:	$112	$(45)	$67	$(1)	$66

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations. “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead. This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

Covanta Holding Corporation					Exhibit 8B
Supplemental Information on Operations (a)
(Unaudited, $ in millions)

	Three Months Ended September 30, 2013
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and Service:
Waste Processing & Handling	$230	$13	$243	$—	$243
Debt Service	9	—	9	—	9
Other Revenues	1	2	3	—	3
Total Waste and Service	240	15	255	—	255
Recycled Metals:
Ferrous	14	—	14	—	14
Non-Ferrous	5	—	5	—	5
Total Recycled Metals	19	—	19	—	19
Energy:
Energy Sales	75	15	90	8	98
Capacity	12	7	19	—	19
Total Energy Revenue	87	22	109	8	117
Other Revenue	—	34	34	—	34
Total Revenue	$346	$71	$417	$8	$425

Operating Expenses:
Plant Operating Expenses:
Plant Maintenance	33	3	36	—	36
Other Plant Operating Expenses	148	38	186	8	194
Total Plant Operating Expenses	181	41	222	8	230
Other Operating Expenses	(6)	32	26	1	27
General and Administrative	—	20	20	—	20
Depreciation and Amortization	45	6	51	1	52
Net Interest Expense on Project Debt	3	—	3	—	3
Net Write-offs	9	3	12	—	12
Total Operating Expenses	$232	$102	$334	$10	$344

Operating Income (Loss)	$114	$(31)	$83	$(2)	$81

Plus: Net write-offs	9	3	12	—	12
Operating Income (Loss) excluding Net Write-offs:	$123	$(28)	$95	$(2)	$93

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations. “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead. This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

North America EfW											Exhibit 9
Revenue and Operating Income Changes - Q3 2013 to Q3 2014
(Unaudited, $ in millions)

		Same Store (a)						Contract Transitions (b)
	Q3 2013	Price	%	Volume	%	Total	%	Waste	PPA	Transactions(c)	Total Changes	Q3 2014
Waste and Service:

Waste Processing	$230	$2	0.8%	$(1)	-0.5%	$1	0.3%	$(2)	$—	$(1)	$(2)	$228
Debt Service	9					—		(4)	—	—	(4)	5
Other Revenues	1					(2)		—	—	—	(1)	—
Total Waste and Service	240					(1)	-0.5%	(6)	—	(1)	(7)	233

Recycled Metals:

Ferrous	14	2	16.5%	1	8.6%	4	25.1%	—	—	—	4	18
Non-Ferrous	5	1	16.2%	2	51.2%	3	67.4%	—	—	—	3	8
Total Recycled Metals	19	3	16.4%	4	18.9%	7	35.3%	—	—	—	7	26

Energy:

Energy Sales	75	—	-0.6%	4	5.7%	4	5.1%	2	—	1	5	80
Capacity	12					—	-2.4%	—	(2)	—	(3)	9
Total Energy Revenue	87					4	4.1%	2	(3)	1	2	89
Other Revenue	—					—	—%	—	—	—	—	—
Total Revenues	346					9	2.6%	(4)	(3)	$—	2	348

Operating Expenses:

Plant Operating Expenses:

Plant Maintenance	$33					$9	26.5%	$—	$—	$(1)	$8	$41
Other Plant Operating Expenses	148					(1)	-0.9%	2	—	(1)	(1)	147
Total Plant Operating Expenses	181					7	4.1%	2	—	(1)	7	188
Other Operating Expenses	(6)					6		—	—	—	6	—
General and Administrative	—					—		—	—	—	—	—
Depreciation and Amortization	45					—		—	—	—	1	46
Net Interest Expense on Project Debt	3					(1)		—	—	—	(1)	2
Total Operating Expenses	223					13		2	—	(1)	13	236

Operating Income (Loss)	$123					$(4)		$(6)	$(3)	$1	$(11)	$112

(a) Reflects the performance at each facility on a comparable period-over-period basis, excluding the impacts of transitions and transactions.
(b) Includes the impact of the expiration of: (1) long-term major waste and service contracts, most typically representing the transition to a new contract structure, and (2) long-term energy contracts.

(c) Includes the impacts of acquisitions, divestitures and the addition or loss of operating contracts.

Note: Excludes Net Write-offs
Note: Certain amounts may not total due to rounding

NORTH AMERICA		Exhibit 10
OPERATING METRICS (Unaudited)

	Three Months Ended September 30,
	2013	2014
EfW Waste

Tons: (in millions)
Contracted	3.8	3.9
Internalized from Transfer Stations	0.2	0.3
Uncontracted	0.9	0.6
Total Tons	4.9	4.8

Total Contracted Tons (EfW + Transfer Stations)	4.0	4.1
% of EfW tons	82%	85%

Revenue per Ton:
Contracted	$45.86	$46.07
Internalized from Transfer Stations	$52.00	$42.00
Uncontracted	$52.48	$59.99
Average Revenue per Ton	$47.24	$47.61

EfW Energy
Energy Sales: (MWh in millions)
Contracted	0.9	0.8
Hedged	0.2	0.3
Market	0.3	0.3
Total Energy Sales	1.4	1.5

Market Sales by Geography:
PJM East	0.2	0.1
NEPOOL	0.1	0.1
NYISO	—	—
Other	—	0.1

Revenue per MWh (excludes capacity):
Contracted	$63.42	$64.94
Hedged	$38.60	$42.49
Market	$41.88	$40.33
Average Revenue per MWh	$55.09	$54.54

Metals
Tons Sold: (in thousands)
Ferrous	84	92
Non-Ferrous	5	8

Revenue per Ton:
Ferrous	$172	$204
Non-Ferrous	$876	$984

EfW Plant Operating Expenses ($ in millions)
Plant Operating Expenses - Gross	$199	$203
Less: Client Pass-Through Costs	(16)	(12)
Less: REC Sales - Contra Expense	(2)	(3)
Plant Operating Expenses - Reported	$181	$188

Client Pass-Throughs as % of Gross Costs	8.0%	5.9%

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Uncontracted energy sales include sales under PPAs that are based on market prices.

Note: Certain amounts may not total due to rounding

Discussion of Non-GAAP Financial Measures

We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS, which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted income per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.

The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA

We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities as of September 30, 2014 of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities as of September 30, 2014, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis for continuing operations, less the results of operations of our insurance subsidiaries.

Under the credit facilities as of September 30, 2014, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of September 30, 2014. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse affect on our financial condition and liquidity.

These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows:
- maximum Covanta Energy leverage ratio of 4.00 to 1.00, which measures Covanta Energy’s Consolidated Adjusted Debt (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA (which for purposes of calculating the leverage ratio and interest coverage ratio, is adjusted on a pro forma basis for acquisitions and dispositions made during the relevant period); and

- minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three and nine months ended September 30, 2014 and 2013, reconciled for each such period to net income from continuing operations and cash flow provided by operating activities from continuing operations, which are believed to be the most directly comparable measures under GAAP.

Free Cash Flow

Free Cash Flow is defined as cash flow provided by operating activities from continuing operations, excluding the cash flow provided by or used in our insurance subsidiaries, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three and nine months ended September 30, 2014 and 2013, reconciled for each such period to cash flow provided by operating activities from continuing operations, which we believe to be the most directly comparable measure under GAAP.

Adjusted EPS

Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include the results of operations of our insurance subsidiaries, write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business.

We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the three and nine months ended September 30, 2014 and 2013, reconciled for each such period to diluted income per share from continuing operations, which is believed to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•	seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and our ability to renew or replace expiring contracts at comparable pricing;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, labor laws and healthcare laws;

•	our ability to avoid adverse publicity relating to our business expansion efforts;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	failure to maintain historical performance levels at our facilities and our ability to retain the rights to operate facilities we do not own;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	our ability to realize the benefits of long-term business development and bear the costs of business development over time;

•	our ability to utilize net operating loss carryforwards;

•	limits of insurance coverage;

•	our ability to avoid defaults under our long-term contracts;

•	performance of third parties under our contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by our existing indebtedness and our ability to perform our financial obligations and guarantees and to refinance our existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of our business;

•	restrictions in our certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	our ability to attract and retain talented people;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

•
other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of Covanta's Annual Report on Form 10-K for the year ended December 31, 2013 and in other filings by Covanta with the SEC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and we do not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.